UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07          Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of Stockholders of ICF International, Inc. (the “Company”) was held on Thursday, June 2, 2022.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

1.         Election of two (2) directors to serve for a term expiring at the Company’s annual meeting in 2025:

Name	Votes For	Votes Withheld	Broker Non-Votes	Total

Dr. Srikant Datar	15,198,481	1,031,936	1,097,149	17,327,566
John Wasson	15,615,068	615,349	1,097,149	17,327,566

2.         Non-binding advisory say on pay vote regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay” vote):

Votes For	Votes Against	Abstentions	Broker Non-Votes[1]	Total

15,695,760	499,970	34,687	1,097,149	17,327,566

3.         Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes[1]	Total

16,804,729	496,007	26,830	0	17,327,566

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds.  Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 2, 2022	By:	/s/ James E. Daniel
James E. Daniel
Executive Vice President